Filed pursuant to Rule 424(b)(3)
File No. 333-284097

OAKTREE STRATEGIC CREDIT FUND

SUPPLEMENT NO. 2 DATED FEBRUARY 18, 2025

TO THE PROSPECTUS DATED JANUARY 14, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Oaktree Strategic Credit Fund (“we,” “our” or the “Company”), dated January 14, 2025 (as supplemented to date, the “Prospectus”). The Prospectus has been filed with the U.S. Securities and Exchange Commission and is available free of charge at www.sec.gov. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to amend certain disclosure appearing in the Prospectus.

Prospectus Disclosure Amendments

The following replaces the paragraph beginning with “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

The following replaces the paragraph beginning with “Missouri” in the “Suitability Standards” section of the Prospectus:

Missouri—No more than 10 percent of any one Missouri investor’s liquid net worth shall be invested in the securities being registered with the Securities Division.

The following replaces the paragraph under the “May I reinvest my cash distributions in additional shares?” section of the Prospectus and all similar disclosure in the Prospectus:

A:   Yes. We have adopted a distribution reinvestment plan whereby shareholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional Common Shares unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional Common Shares. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares as of the first calendar day of the month (the “Purchase Date”) following the record date of the distribution. Shareholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing and/or distribution fees.

Participants may terminate their participation in the distribution reinvestment plan by providing written notice to the Plan Administrator (defined below) five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. See “Description of Our Shares” and “Distribution Reinvestment Plan.”

The following replaces the second paragraph in the “Distribution Reinvestment Plan” section of the Prospectus:

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

The following replaces “Appendix A: Form of Subscription Agreement”:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

NOT FOR EXECUTION

Subscription Agreement for Shares of

Oaktree Strategic Credit Fund

1. Your Investment

A. Investment Information

Investment Amount $

B. Investment Type

☐	Initial Investment

☐	Additional Investment

C. Investment Method

☐	By mail: Please make checks payable to “Oaktree Strategic Credit Fund” and attach to this agreement.*

☐	By wire: Please wire funds according to the instructions below.

Account Name: SS&C GIDS, Inc. as Agent for Oaktree Strategic Credit Fund

Bank Name: UMB Bank, N.A.

ABA Routing No.: 101000695

Account No.: 9872585593

FCC: [Investor Name]

☐	Broker / Financial advisor will make payment on your behalf

*	Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

D. Share Class Selection

☐ Share Class T	☐ Share Class S	☐ Share Class D **	☐ Share Class I **
(The minimum investment is $2,500; minimum subsequent investment is $500)	(The minimum investment is $2,500; minimum subsequent investment is $500)	(The minimum investment is $2,500; minimum subsequent investment is $500)	(The minimum investment is $1,000,000 (unless waived); minimum subsequent investment is $500)

**	Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

A. Taxable Accounts	B. Non-Taxable Accounts

Brokerage Account Number	Custodian Account Number

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

☐ IRA (Custodian Signature Required)

☐ Roth IRA (Custodian Signature Required)

☐ SEP IRA (Custodian Signature Required)

☐ Rollover IRA (Custodian Signature Required)

☐ Inherited IRA

☐ Pension Plan (Include Certification of Investment Powers Form)

☐ Other

State of
Date of Birth
☐ Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)
☐ Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)	C. Custodian Information (To Be Completed By Custodian)
☐ C Corporation	Custodian Name
☐ S Corporation	Custodian Tax ID #
☐ Profit-Sharing Plan	Custodian Phone #
☐ Non-Profit Organization
☐ Limited Liability Corporation	Custodian Stamp Here
☐ Corporation/Partnership/Other (Corporate Resolution or Partnership Agreement Required)

D. Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions

(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)

Entity Type (Select one. Required)

☐ Retirement Plan	☐ Trust	☐ S-Corp	☐ C-Corp	☐ LLC	☐ Partnership Exempt payee code (if any)
☐ Other				Jurisdiction (if Non-U.S.)
(Attach a completed applicable Form W-8)

Exemption from FATCA reporting code (if any)

E. Certification of Beneficial Owners

All entities are required to complete Appendix C attached hereto.

3. Investor Information

A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name (MI)	Last Name		Gender

Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN)
Country of Citizenship

Please specify if you are an Oaktree employee/officer/director/affiliate (required): ☐ Oaktree Employee

☐ Oaktree Officer or Director ☐ Immediate Family Member of Oaktree Officer or Director ☐ Oaktree Affiliate

☐ Not Applicable

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI)	Last Name		Gender

Social Security Number/Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W-8BEN)
Country of Citizenship

Please specify if you are an Oaktree employee/officer/director/affiliate (required): ☐ Oaktree Employee

☐ Oaktree Officer or Director ☐ Immediate Family Member of Oaktree Officer or Director ☐ Oaktree Affiliate

☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

☐ Primary
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Secondary ___%
☐ Primary
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Secondary ___%
☐ Primary
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Secondary ___%
☐ Primary
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Secondary ___%

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

D. ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)

You are NOT automatically enrolled in our Distribution Reinvestment Plan if you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON.

☐ If you ARE a resident of any of the foregoing states, please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

If you elect to opt out of the Distribution Reinvestment Plan, you will receive any distributions we declare in cash. You may change your election by contacting the Plan Administrator at 844-825-0488. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.	☐ Check mailed to street address in 3A (only available for non-custodial investors).

B.	☐ Check mailed to secondary address in 3B (only available for non-custodial investors).

C.	☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A
PRE-VOIDED	CHECK.

D.	☐ Check mailed to Third party Financial Institution (complete section below).

I authorize Oaktree Strategic Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Oaktree Strategic Credit Fund in writing to cancel it. In the event that Oaktree Strategic Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

6. Broker / Financial Advisor Information (Required Information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Operations Contact Name Operations Contact Email Address Please note that unless previously agreed to in writing by Oaktree Strategic Credit Fund, all sales of securities must be made through a Broker, including when a Registered Investment Adviser has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by his or her relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker or other financial intermediary introducing you to Oaktree Strategic Credit Fund, Brookfield Oaktree Wealth Solutions LLC (“BOWS”) may be deemed to act as your broker of record in connection with any investment in Oaktree Strategic Credit Fund. BOWS is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If BOWS is your broker of record, then your shares will be held in your name on the books of Oaktree Strategic Credit Fund. BOWS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature	Date
(if required by Broker)

7. Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Oaktree Strategic Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign your initials where indicated below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize Oaktree Strategic Credit Fund to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. You may revoke your consent for electronic delivery at any time by contacting Oaktree Strategic Credit Fund at (855) 777-8001 and we will resume sending you a paper copy of all required documents.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I consent to electronic delivery_______________________________

E-mail Address ____________________________________________

If blank, the email provided in Section 3A and/or 3B will be used. If no email is provided, you will receive paper copies mailed to your address.

8. Subscriber Signatures

Oaktree Strategic Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Oaktree Strategic Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

8.a.	Please Note: All Items in this section 8.a. must be read and initialed

In order to induce Oaktree Strategic Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

	Primary Investor Initials	Co-Investor Initials
(i) I have received the prospectus (as amended or supplemented) for Oaktree Strategic Credit Fund at least five business days prior to the date hereof.
	Initials	Initials

(ii)  I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials

(iii)   In addition to the minimum income and net worth standards described above, I have reviewed the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS” and have acknowledged that I meet such higher suitability requirements, if any, by including my initials where indicated in Appendix A to this Subscription Agreement.

	Initials	Initials

(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the minimum income and net worth standards described above.
	Initials	Initials

(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials

(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials

	Primary Investor Initials	Co-Investor Initials

(vii)  I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials

(viii)  I have received notice that Oaktree Strategic Credit Fund may enter into transactions with Oaktree affiliates that involve conflicts of interest as described in the prospectus. This acknowledgment is not a waiver of any rights that may be available to me under federal or state law.

	Initials	Initials

(ix) I acknowledge that subscriptions must be submitted at least five business days prior to the first day of each month and that my investment will be effective as of the first day of the applicable month at the NAV per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be effective at the time I subscribe and that the NAV per share as of the last day of each month will be made available at www.osc.brookfieldoaktree.com generally within 20 business days of the last day of each month.

	Initials	Initials

(x)   I acknowledge that if my subscription request is received less than five business days prior to the first day of the month, unless waived, my investment will be effective as of the first day of the next month at the NAV per share as of the preceding day.

	Initials	Initials

(xi) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month.
	Initials	Initials

(xii)  I acknowledge that I am not committed to purchase shares at the time my subscription request is submitted and before it has been accepted, and I may cancel my subscription at any time before it has been accepted, which will not be earlier than two business days before the first calendar day of the next month. I understand that I may cancel my subscription request by notifying the transfer agent, through my financial intermediary or by notifying Oaktree Strategic Credit Fund directly on Oaktree Strategic Credit Fund’s toll-free, automated telephone line, (855) 777-8001.

	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to Oaktree Strategic Credit Fund Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker or other financial intermediary introducing you to Oaktree Strategic Credit Fund, then BOWS may be deemed to be acting as your broker of record in connection with any investment in Oaktree Strategic Credit Fund. For important information in this respect, see Section 6 above.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Oaktree Strategic Credit Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4)	The FATCA code(s) entered on this Subscription Agreement (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Oaktree Strategic Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Oaktree Strategic Credit Fund and the Broker in writing. The Broker may notify Oaktree Strategic Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Oaktree Strategic Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement with appropriate responses and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

Investors may change their Broker / Financial Advisor of record at any time by contacting Oaktree Strategic Credit Fund Investor Relations at the number indicated below.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Oaktree Strategic Credit Fund.

Return the completed Subscription Agreement to:

Oaktree Strategic Credit Fund

PO Box 219790

Kansas City, MO 64121-9790

Street and Overnight Address:

Oaktree Strategic Credit Fund

810 Pennsylvania Avenue

Suite 219790

Kansas City, MO 64105-1407

Oaktree Strategic Credit Fund Investor Relations: (855) 777-8001

Appendix A to Form of Subscription Agreement

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Oaktree Strategic Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in Oaktree Strategic Credit Fund and its affiliates.
	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in Oaktree Strategic Credit Fund.
	Initials	Initials

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Oaktree Strategic Credit Fund shall not exceed 10% of my liquid net worth.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).
	Initials	Initials

If I am a Kansas resident, I acknowledge that the Securities Commissioner of Kansas recommends that I limit my aggregate investment in Oaktree Strategic Credit Fund’s securities and other similar investments to not more than 10 percent of my liquid net worth.
	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials

	Primary Investor Initials	Co-Investor Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials

If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund and in other illiquid direct participation programs.
	Initials	Initials

If I am a Missouri resident, no more than 10% of my liquid net worth shall be invested in the securities being registered in the offering.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of my net worth. (Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.)
	Initials	Initials

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Oaktree Strategic Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.
	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and Oaktree Strategic Credit Fund may not accept from me more than ten percent (10%) of my liquid net worth in shares of Oaktree Strategic Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
	Initials	Initials

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Oaktree Strategic Credit Fund.
	Initials	Initials

	Primary Investor Initials	Co-Investor Initials
If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund, its affiliates, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.
	Initials	Initials

If I am an Oklahoma resident, I may not invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund.
	Initials	Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund and its affiliates. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.
	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in Oaktree Strategic Credit Fund, its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.
	Initials	Initials

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Oaktree Strategic Credit Fund.
	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am a non-accredited Vermont investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.
	Initials	Initials

Appendix B to Form of Subscription Agreement

Instructions: All purchasers please complete this Appendix B in its entirety.

1. Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations2 or will you use the assets of a “benefit plan investor”3 to invest in Oaktree Strategic Credit Fund?

☐ Yes ☐ No

2. If Question (1) above is “yes” please indicate what percentage of your assets invested in Oaktree Strategic Credit Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

%

3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Oaktree Strategic Credit Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

%

4. Please indicate if you are a “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Oaktree Strategic Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

[2]

Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

[3]

The term “benefit plan investor” includes, e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that are subject to section 4975 of the Code (including, e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Appendix C to Form of Subscription Agreement

I. Instructions

What is this form?

U.S. law requires financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers.

Who has to complete this form?

This form is applicable to legal entity customers and must be completed by the person opening a new account or establishing a customer relationship on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, partnership, personal holding company, statutory trust, or other entity created by the filing of a public document with a Secretary of State or similar office, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts or establishing a customer relationship on their own behalf.

What information do I have to provide?

This form requires you to provide the name, address, date of birth and social security number (in the case of non- U.S. individuals, a social security number, a passport number or other similar information) for the following individuals (i.e., the beneficial owners):

Each individual, if any, who owns, directly or indirectly, 10 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 10 percent or more of the shares of a corporation); and

An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

II. Certifications of Beneficial Owner(s)

Persons subscribing on behalf of a legal entity must provide the following information:

a. Name and Title of Natural Person:

b. Name, Type, and Address of Legal Entity:

c. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above:

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[4]

(If no individual meets this definition, please write “Not Applicable.”)

d. The following information for one individual with significant responsibility for managing the legal entity listed above, such as:

(i) An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or

(ii) Any other individual who regularly performs similar functions.

(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

I,        (name of natural person), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature:                   Date:

Legal Entity Identifier              (Optional)

[4]

In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.